EXHIBIT 99.1
RenaissanceRe Announces Estimated Net Negative Impact from Third Quarter 2020 Catastrophe Events
PEMBROKE, Bermuda, October 13, 2020 -- RenaissanceRe Holdings Ltd. (NYSE: RNR) (the “Company” or “RenaissanceRe”) today announced it currently estimates that losses from third quarter 2020 catastrophe events will have an estimated net negative impact of approximately $325 million on its third quarter 2020 results of operations. The estimated net negative impact is primarily driven by losses from Hurricanes Laura and Sally, as well as the wildfires in California, Oregon and Washington. In addition, losses from other catastrophe events including the August 2020 derecho which impacted the U.S. Midwest, Hurricane Isaias and Typhoon Maysak, as well as aggregate losses associated with these and other events, contributed to the estimated net negative impact. These events caused widespread damage to both personal and commercial property in and around the impacted regions. For the third quarter of 2020, the Company expects to report modest net income available to common shareholders; however, it expects to report an operating loss attributable to common shareholders.
Hurricane Delta, a Category 2 hurricane, made landfall on the Yucatán Peninsula on October 7, 2020, and subsequently in Louisiana on October 9, 2020, causing widespread flooding and damage, including in the region impacted by Hurricane Laura. Additionally, the wildfires impacting California are ongoing. The Company is in the preliminary stage of assessing the impact of Hurricane Delta and the continuing impact of the California wildfires beyond the third quarter of 2020. The estimated losses for these events will be reported in the Company's fourth quarter financial results.
Kevin J. O’Donnell, Chief Executive Officer of RenaissanceRe, commented: “We extend our sympathies to all those affected by the quarter’s catastrophic events. This elevated wind and wildfire season reinforces the value of reinsurance in ameliorating the growing impact of climate change. Protecting communities from climate-related disaster is an important part of our purpose, which we fulfill through the rapid payment of claims to our customers.”

Net negative impact includes the sum of estimates of net claims and claim expenses incurred, earned reinstatement premiums assumed and ceded, lost profit commissions and redeemable noncontrolling interest. The Company’s estimates of net negative impact are based on a review of its potential exposures, preliminary discussions with certain counterparties and catastrophe modeling techniques. The Company’s actual net negative impact, both individually and in the aggregate, may vary from these estimates, perhaps materially. Changes in these estimates will be recorded in the period in which they occur.
Meaningful uncertainty regarding the estimates and the nature and extent of the losses from these events remains, driven by the magnitude and recent occurrence of each event, the geographic areas in which the events occurred, relatively limited claims data received to date, the contingent nature of business interruption and other exposures, potential uncertainties relating to reinsurance recoveries and other factors inherent in loss estimation, among other things.

About RenaissanceRe
RenaissanceRe is a global provider of reinsurance and insurance that specializes in matching well-structured risks with efficient sources of capital. The Company provides property, casualty and specialty reinsurance and certain insurance solutions to customers, principally through intermediaries. Established in 1993, the Company has offices in Bermuda, Australia, Ireland, Singapore, Switzerland, the United Kingdom and the United States.
Cautionary Statement Regarding Forward-Looking Statements
Any forward-looking statements made in this Press Release reflect RenaissanceRe’s current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous factors that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements, including the following: the uncertainty of the continuing impact of the COVID-19 pandemic and measures taken in response thereto; the effect of legislative, regulatory, judicial or social influences related to the COVID-19 pandemic on the Company’s financial performance, including the emergence of unexpected or un-modeled insurance or reinsurance losses, and the Company’s ability to conduct its business; the impact and potential future impacts of the COVID-19 pandemic on the value of the Company’s investments and its access to capital in the future or the pricing or terms of available financing; the effect that measures taken to mitigate the COVID-19 pandemic have on the Company’s operations and those of its counterparties; the frequency and severity of catastrophic and other events the Company covers; the effectiveness of the Company’s claims and claim expense reserving process; the effect of climate change on the Company’s business, including the trend towards increasingly frequent and severe climate events; the Company’s ability to maintain its financial strength ratings; the effect of emerging claims and coverage issues; collection on claimed retrocessional coverage, and new retrocessional reinsurance being available on acceptable terms and providing the coverage that the Company intended to obtain; the Company’s reliance on a small and decreasing number of reinsurance brokers and other distribution services for the preponderance of its revenue; the Company’s exposure to credit loss from counterparties in the normal course of business; the effect of continued challenging economic conditions throughout the world; the performance of the Company’s investment portfolio; a contention by the U.S. Internal Revenue Service that Renaissance Reinsurance Ltd., or any of the Company’s other Bermuda subsidiaries, is subject to taxation in the U.S.; the effects of U.S. tax reform legislation and possible future tax reform legislation and regulations, including changes to the tax treatment of the Company’s shareholders or investors in its joint ventures or other entities it manages; the effect of cybersecurity risks, including technology breaches or failure, on the Company’s business; the success of any of the Company’s strategic investments or acquisitions, including its ability to manage its operations as its product and geographical diversity increases; the Company’s ability to retain its key senior officers and to attract or retain the executives and employees necessary to manage its business; the Company’s ability to effectively manage capital on behalf of investors in joint ventures or other entities it manages; foreign currency exchange rate fluctuations; soft reinsurance underwriting market conditions; changes in the method for determining the London Inter-bank Offered Rate (“LIBOR”) and the potential replacement of LIBOR; losses the Company could face from terrorism, political unrest or war; the Company’s ability to successfully implement its business strategies and initiatives; the Company’s ability to determine any impairments taken on its investments; the effects of inflation; the ability of the Company’s ceding companies and delegated authority counterparties to accurately assess the risks they underwrite; the effect of operational risks, including system or human failures; the Company’s ability to raise capital if necessary; the Company’s ability to comply with covenants in its debt agreements; changes to the regulatory systems under which the Company operates, including as a result of increased global regulation of the insurance and reinsurance industries; changes in Bermuda laws and regulations and the political environment in Bermuda; the Company’s dependence on the ability of its operating subsidiaries to declare and pay dividends; aspects of the Company’s corporate structure that may discourage third-party takeovers and other transactions; difficulties investors may have in servicing process or enforcing judgments against the Company in the U.S.; the cyclical nature of the reinsurance and insurance industries; adverse legislative developments that reduce the size of the private markets the Company serves or impede their future growth; consolidation of competitors, customers and insurance and reinsurance brokers; the effect on the Company’s business of the highly competitive nature of its industry, including the effect of new entrants to, competing products for and consolidation in the (re)insurance industry; other political, regulatory or industry initiatives adversely impacting the Company; the Company’s ability to comply with applicable sanctions and foreign corrupt practices laws; increasing barriers to free trade and the free flow of capital; international restrictions on the writing of reinsurance by foreign companies and government intervention in the natural catastrophe market; the effect of Organisation for Economic Co-operation and Development or European Union (“EU”) measures to increase the Company’s taxes and reporting requirements; changes in regulatory regimes and accounting rules that may impact financial results irrespective of business operations; the Company’s need to make many estimates and judgments in the preparation of its financial statements; the effect of the exit by the United Kingdom from the EU; and other factors affecting future results disclosed in RenaissanceRe’s filings with the Securities and Exchange Commission, including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and prospectus supplement filed on June 4, 2020.
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Investor Contact:
RenaissanceRe Holdings Ltd.
Keith McCue
Senior Vice President, Finance & Investor Relations
(441) 239-4830

Media Contact:
RenaissanceRe Holdings Ltd.
Keil Gunther
Vice President, Head of Global Marketing & Client Communications
(441) 239-4932

Kekst CNC
Dawn Dover
(212) 521-4800